EX-26 (h) i. f.1

IN WITNESS WHEREOF, MML Bay State Insurance Company, T. Rowe Price Investment Services, Inc. and T. Rowe Price Equity Series, Inc. hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 28th day of April, 1999.

COMPANY:	MML BAY STATE INSURANCE COMPANY

By its authorized officer

	By:	/s/ James E. Miller
	Title:	EVP
	Date:	July 6, 2000

FUND:	T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer

	By:	/s/ Henry H. Hopkins
	Title:	Vice President
	Date:	June 28, 2000

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer

	By:	/s/ Darrell N. Braman
	Title:	Vice President
	Date:	June 28, 2000

JL\VIPFunds\Participation Agrmts\ScheduleA\MMLBayState-amd1

SCHEDULE A

Effective as of August 1, 2000, this Schedule A is hereby amended as follows:

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolio
MML Bay State Variable Life Separate Account I Established July 13, 1982	Variable Life Select	T. Rowe Price Equity Series, Inc.: • T. Rowe Price Mid-Cap Growth Portfolio

	Variable Life Plus	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio

JL\VIPFunds\Participation Agrmts\ScheduleA\MMLBayState-amd1